SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                 4/19/02              600-           87.5500
                                 4/03/02              200-           82.5100
                                 4/02/02              500-           83.5000
                                 4/01/02              200-             *DO
                                 4/01/02              400-             *DO
                     GABELLI FUNDS, LLC.
                         GABELLI CONVERTIBLE FUND
                                 5/06/02              600-           89.8000
                                 4/09/02              400-           85.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.